                                   GASTON & SNOW
                                 COUNSELLORS AT LAW
                                 ONE FEDERAL STREET
                         BOSTON, MASSACHUSETTS  02110-2099
FAX: 617/426-6865  617/350/6146   617/426-4600   666 FIFTH AVENUE
CABLE: GASTOW                                    NEW YORK, NEW YORK  10103
TELEX: 94-0890 GASTON BSN
                                                 4722 NORTH 24TH STREET
                                                 PHOENIX, ARIZONA  85016
CLIENT/FILE NUMBER:
                                                 655 MONTGOMERY STREET
                                                 SAN FRANCISCO, CALIFORNIA 94111

                                                 1225 EYE STREET, N.W.
                                                 WASHINGTON, D.C. 20005

                                  October 11, 1991


Active Assets California Tax-Free Trust
Two World Trade Center
New York, NY  10048

Gentlemen:

     Active Assets California Tax-Free Trust (the "Trust") is a trust created under a written Declaration of Trust finally executed and delivered in Boston, Massachusetts on July 10, 1991 (the "Trust Agreement"). The Trustees (as defined in the Agreement, subject to the terms, provisions and conditions therein provided. We have acted as special Massachusetts counsel for the Trust with respect to the organization of the Trust, and in such capacity we are furnishing you with this opinion.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates, records and other documents as we have deemed necessary or appropriate for the purpose of this opinion, including the Trust Agreement. Copies of the Trust Agreement have been duly filed with the Secretary of the Commonwealth of Massachusetts. All filing requirements under the laws of Massachusetts have been complied with (except that no opinion is expressed with respect to compliance with the requirements of the Massachusetts Uniform Securities Act).

     Under Article VI, Section 6.1 of the Trust Agreement, the beneficial interest in the Trust is represented by an unlimited number of transferable shares, $.01 par value. Under Article VI, Section 6.4, the Trustees are empowered in their discretion to issue shares of beneficial interest to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best.

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                                   GASTON & SNOW


Active Assets California Tax-Free Trust
October 11, 1991
Page 2


     By votes adopted July 19, 1991, the Trustees authorized the issuance of the number of shares purchased by Dean Witter Reynolds, Inc. as Distributor, in accordance with its registration instructions, upon receipt of payment therefor as provided in a Distribution Agreement between the Trust and Dean Witter Reynolds Inc.

     Based upon the foregoing, and with respect to Massachusetts law (except that no opinion is expressed with respect to compliance with the Massachusetts Uniform Securities Act) only, to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, we are of the opinion that, under existing law:

     1. The Trust is a trust with transferable shares of beneficial interest, organized in compliance with the laws of the Commonwealth of Massachusetts, and the Trust Agreement is legal and valid.

     2. Shares of beneficial interest which are to be registered under the Securities Act of 1933, as amended, under a registration statement, on Form N-1A (File No. 33-41685) which the Trust has filed with the Securities and Exchange Commission (the "Registration Statement") may be legally and validly issued pursuant to the terms of the Distribution Agreement referred to in the Registration Statement upon receipt by the Trust of payment in compliance with Article VI, Section 6.4 of the Trust Agreement. We are further of the opinion that such Shares when so issued will be fully paid and non-assessable by the Trust.

     We understand that Sheldon Curtis, Esquire will rely on this opinion solely in connection with his opinion to be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to such use of this opinion, and we also consent to the filing of this opinion with the Securities and Exchange Commission.


                                        Very truly yours,

                                        /s/ Gaston and Snow